UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2012

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-10898	41-0518860
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

485 Lexington Avenue New York, New York	10017
(Address of principal executive offices)	(Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.              Submission of Matters to a Vote of Security Holders.

The Travelers Companies, Inc. (“Travelers”) held its annual meeting of shareholders on May 23, 2012.  For more information on the following proposals submitted to shareholders, see Travelers’ proxy statement dated April 10, 2012.  Below are the final voting results.

Item 1 — Election of Directors

Name	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Alan L. Beller	299,171,746	2,123,223	783,390	36,729,220
John H. Dasburg	296,838,461	4,414,203	825,695	36,729,220
Janet M. Dolan	297,966,554	3,372,605	739,200	36,729,220
Kenneth M. Duberstein	279,523,763	21,827,206	727,390	36,729,220
Jay S. Fishman	295,962,961	5,380,167	735,231	36,729,220
Lawrence G. Graev	267,347,417	33,956,041	774,901	36,729,220
Patricia L. Higgins	299,006,463	2,333,855	738,041	36,729,220
Thomas R. Hodgson	298,544,121	2,734,102	800,136	36,729,220
William J. Kane	299,612,825	839,179	1,626,355	36,729,220
Cleve L. Killingsworth Jr.	290,577,233	10,744,135	756,991	36,729,220
Donald J. Shepard	291,455,508	9,848,750	774,101	36,729,220
Laurie J. Thomsen	300,432,951	911,168	734,240	36,729,220

Item 2 — Ratification of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
333,628,162	4,441,441	737,976	0

Item 3 — Non-Binding Vote on Executive Compensation

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
241,772,003	58,234,074	2,072,282	36,729,220

Item 4 — Shareholder Proposal Relating to Political Contributions and Expenditures

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
80,372,511	187,865,953	33,839,895	36,729,220

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012		THE TRAVELERS COMPANIES, INC.

	By:	/s/ Matthew S. Furman
Name: Matthew S. Furman
Title: Senior Vice President